Exhibit 10.1
Larry Hammond, 004049
Anne M. Chapman, 025965
Kathleen E. Brody, 026331
OSBORN MALEDON, P.A.
2929 North Central Avenue, 21st Floor
Phoenix, Arizona 85012-2793
(602) 640-9000
lhammond@omlaw.com
achapman@omlaw.com
kbrody@omlaw.com

Attorneys for Western Union Financial Services, Inc.
IN THE SUPERIOR COURT OF THE STATE OF ARIZONA
IN AND FOR THE COUNTY OF MARICOPA

State of Arizona, ex rel. Attorney General Thomas C. Horne, Plaintiff, vs. Western Union Financial Services, Inc. Defendant.	) ) ) ) ) ) ) ) ) )	No. CV2010-005807 ORDER GRANTING STIPULATION TO EXTEND TIME FOR PRODUCTION OF DATA
The State of Arizona ex rel. Thomas C. Horne, Attorney General (“State”), and Western Union Financial Services, Inc. (“Western Union”), having filed a Stipulation to Extend Time for Production of Data, and good cause appearing,
IT IS ORDERED THAT:
1. Western Union’s obligation under paragraph 17.1.6 of the Settlement Agreement dated February 11, 2010, as amended by paragraph 9 of the Amendment dated January 31, 2014, to provide transaction data to the State and to the Participating States will continue through June 30, 2019.
2. Western Union’s obligation under paragraph 12.7 of the Amendment, as modified by this Court’s order dated March 14, 2014, to provide funding to the Transaction Record Analysis Center (“TRAC” or “Center”) through payments to the State Center will not change and specifically will end on December 31, 2018.
3. Paragraph 12.9 of the Amendment, as modified by this Court’s order dated March 14, 2014, is modified to read as follows, with additions indicated by underlining and deletions indicated by striking: “In the event that the expenses of the Center in any year except 2014 are below the amount paid by Western Union to the State Center, then the difference shall be credited to Western Union’s obligation for the following year. If the expenses of the Center in 2014 are below the amount paid by Western Union to the State Center in 2014, the difference shall not be credited to Western Union’s obligation for 2015. ~~If, after Western Union’s obligation to fund the Center terminates,~~ After June 30, 2019, if there remain any funds in excess of the Center’s expenses, the remaining funds shall be returned to Western Union.” Thus, paragraph 12.9 of the Amendment will read:

In the event that the expenses of the Center in any year except 2014 are below the amount paid by Western Union to the State Center, then the difference shall be credited to Western Union’s obligation for the following year. If the expenses of the Center in 2014 are below the amount paid by Western Union to the State Center in 2014, the difference shall not be credited to Western Union’s obligation for 2015. After June 30, 2019, if there remain any funds in excess of the Center’s expenses, the remaining funds shall be returned to Western Union.

DATED this 17 day of October, 2014.

/s/ Hon. Warren Granville
THE HONORABLE WARREN GRANVILLE
MARICOPA COUNTY SUPERIOR COURT JUDGE